                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               KOPIN CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                               KOPIN CORPORATION
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        N/A
        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        N/A
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        N/A
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        N/A
        ________________________________________________________________________

    (5) Total fee paid:

        N/A
        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        N/A
        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        N/A
        ________________________________________________________________________

    (3) Filing Party:

        N/A
        ________________________________________________________________________

    (4) Date Filed:

        N/A
        ________________________________________________________________________

                               KOPIN CORPORATION


                                                  April 14, 1997

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of KOPIN CORPORATION, to be held at 10:00 a.m. on May 22, 1997, at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts (the "Meeting").

     The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting.

     The Board of Directors of the Company encourages your participation in the Company's electoral process and, to that end, solicits your proxy. You may give your proxy by completing, dating and signing the Proxy Card and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the Meeting.

                              Sincerely,

                              /s/ JOHN C.C. FAN

                              JOHN C.C. FAN, Chairman



           695 Myles Standish Boulevard, Taunton, Massachusetts 02780

                               KOPIN CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 22, 1997

                            ________________________

          Notice is hereby given that the Annual Meeting (the "Meeting") of Stockholders of Kopin Corporation (the "Company") will be held at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts on May 22, 1997, at 10:00 a.m., local time, to consider and act upon the following matters:

          1. A proposal to elect seven (7) directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

          2. A proposal to ratify the amendment of the Company's 1992 Stock Option Plan to increase the number of shares authorized for issuance under the Plan.

          3. A proposal to ratify the amendment of the Company's Director Stock Option Plan to increase the number of shares authorized for issuance under the Plan.

          4. A proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year.

          5. Such other business as may properly come before the Meeting or any adjournments thereof.

          Stockholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Meeting and any adjourned sessions thereof. All stockholders are cordially invited to attend the Meeting.

                                         By Order of the Board of Directors

                                         /s/ JOHN C.C. FAN
                                         JOHN C.C. FAN, Chairman

Taunton, Massachusetts
April 14, 1997

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                               KOPIN CORPORATION
                          695 MYLES STANDISH BOULEVARD
                          TAUNTON, MASSACHUSETTS 02780


                              ___________________

                                PROXY STATEMENT
                              ___________________


          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of KOPIN CORPORATION (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 22, 1997, and at any adjourned session thereof. This proxy statement was first mailed to stockholders on or about April 14, 1997. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

          The close of business on March 28, 1997 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were issued and outstanding and entitled to vote 10,938,831 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

          Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any proxy may be revoked at any time before it is voted by written notice, received by the Secretary of the Company prior to the Meeting, or by revocation of a written proxy by request in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted.

          All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting. If, in a proxy submitted on behalf of a stockholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then such proxies will be counted as present at the Meeting for purposes of establishing a quorum at the Meeting, but such "non-votes" will have no effect on the voting on such proposals. Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum at the Meeting, and such abstentions will have the effect of a vote against such proposals.

          The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the notice of Meeting (the "Notice"). However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

          The Company's By-laws provide that the Board shall consist of not less than three nor more than thirteen directors. The Board has fixed the number of directors at seven. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of each of the nominees to be directors of the Company until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified. If any nominee is unavailable, such votes will be cast either for a substitute nominee or to fix the number of directors at a lesser number. The current Board has no reason to expect that any of the nominees will be unavailable. As a result of Anthony B. Evnin's decision not to stand for reelection to the Board, the Board intends to reduce its size from eight to seven directors until such time as a suitable candidate to serve as an eighth director is identified.

          The following table sets forth certain information with respect to the persons who have been nominated to serve as directors of the Company. All of such persons are presently directors of the Company.

                                                SERVED AS          POSITION AND OFFICES
NAME                               AGE        DIRECTOR SINCE         WITH THE COMPANY
----                               ---        --------------       --------------------
John C.C. Fan....................   53            1984              President, Chief
                                                                    Executive Officer,
                                                                    Director and
                                                                    Chairman of the
                                                                    Board

David E. Brook...................   56            1984              Secretary and
                                                                    Director

Andrew H. Chapman (1)............   42            1985              Director

Morton Collins (1)...............   61            1985              Director

Chi Chia Hsieh...................   56            1995              Director

Vallobh Vimolvanich..............   56            1995              Director

Michael A. Wall (2)..............   68            1984              Director
-------------------

(1)  Member of the Audit Committee of the Board of Directors.
(2)  Member of the Compensation Committee of the Board of Directors.

BACKGROUND OF NOMINEES FOR DIRECTOR

     John C.C. Fan, President, Chief Executive Officer, Chairman of the Board of Directors. Dr. Fan, a founder of the Company, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its organization in April 1984. He has also served as President of the Company since July 1990.

     David E. Brook, Secretary and Director. Mr. Brook is a founder of the Company and has served as a Director since 1984. Mr. Brook is the founder and senior partner of the patent law firm of Hamilton, Brook, Smith & Reynolds in Lexington, Massachusetts.

     Andrew H. Chapman, Director. Mr. Chapman has served as a Director of the Company since 1985. Mr. Chapman is a Managing Director of The Vertical Group, a private investment management company, a position in which he has served since its formation in 1989. From 1994 to 1996, Mr. Chapman also served as Executive Vice President of Integrated Network Corporation, a privately held telecommunications equipment company, of which he has also served as a director.

     Morton Collins, Director. Mr. Collins has served as a Director of the Company since 1985. Mr. Collins has been a General Partner of DSV Partners III, a venture capital limited partnership, since 1981, and a General Partner of DSV Management Ltd. since 1982. Since 1985, DSV Management Ltd. has been the General Partner of DSV Partners IV, a venture capital limited partnership. Mr. Collins is also a director of Tandem Computers, Inc., Liposome Company, Inc., ThermoTrex Corporation and a number of privately held companies.

     Chi Chia Hsieh, Director.   Dr. Hsieh has served as a Director of the
Company since December 1995. Dr. Hsieh has been the President of Chia Yang Telecommunications Limited, a corporation organized under the laws of the Kingdom of Thailand and affiliated with Telecom Holding Co., Ltd. Dr. Hsieh is one of Telecom Holding Co., Ltd.'s designees to the Company's Board of Directors.

     Vallobh Vimolvanich, Director. Dr. Vimolvanich has served as a Director of the Company since December 1995. Dr. Vimolvanich has been an executive Director of Telecom Asia Corporation Public Company Limited, a telecommunications company listed on the Stock Exchange of Thailand, since 1991. Dr. Vimolvanich has also served as a director and President of Telecom Holding Co., Ltd., a subsidiary and investment arm of Telecom Asia, since 1992. Dr. Vimolvanich also serves as a director of several privately held telecommunications companies including companies affiliated with Telecom Asia. Dr. Vimolvanich is one of Telecom Holding Co., Ltd.'s designees to the Company's Board of Directors.

     Michael A. Wall, Director. Mr. Wall is a founder of the Company and has served as a Director since 1984. Mr. Wall is a director of Sugen, Inc. and a director and Chairman of Alkermes, Inc. Mr. Wall has founded, been a director of and/or managed over a dozen high technology firms in the last three decades, including Centocor, Inc. and Flow Laboratories, Inc.



BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1996 (the "1996 Fiscal Year"), the Board held seven meetings. During the 1996 Fiscal Year, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which the individual director served.

     The Audit Committee presently is composed of two directors, Andrew H. Chapman and Morton Collins. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedure regarding audits, accounting and other financial controls, and reviewing related party transactions. During the 1996 Fiscal Year, the Audit Committee met two times.

     During 1996 the Compensation Committee was composed of two directors, Anthony B. Evnin and Michael A. Wall. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 1992 Stock Option Plan, and other benefits and general review of the Company's employee compensation policies. None of the members of the Compensation Committee has been an employee of the Company at any time and none has any relationship with either the Company or the Company's officers requiring disclosure under applicable regulations of the Securities and Exchange Commission. During the 1996 Fiscal Year, the Compensation Committee met two times.

     The Board recommends that the shareholders vote "FOR" the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. The directors shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the meeting.

EXECUTIVE COMPENSATION

     The table below sets forth certain compensation information for the fiscal years ended 1996, 1995 and 1994 with respect to the Company's Chief Executive Officer and the four other most highly paid (in 1996) executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                                          AWARDS
                                 ANNUAL COMPENSATION  ----------------------------------------------     ALL OTHER
        NAME AND                 -------------------    RESTRICTED STOCK      SECURITIES UNDERLYING     COMPENSATION
   PRINCIPAL POSITION      YEAR  SALARY ($)  BONUS($)     AWARD(S) ($)             OPTIONS (#)               ($)
-------------------------  ----  ----------  --------  -------------------  -------------------------  ---------------
John C.C. Fan,             1996    235,000    50,000                                      130,000(2)          2,876(1)
Chairman, CEO and          1995    200,000    50,000                                      134,000(2)          1,386(1)
President                                                                                   1,500(F)(3)
                           1994    190,000     7,500                                       85,000             2,958(1)

Thomas G. Frederick,       1996    161,539        --            296,875(4)                 90,000(5)         22,308(9)
Chief Operating Officer

Paul J. Mitchell,          1996    155,000    25,000                                       67,500(6)          2,373(1)
Treasurer and CFO          1995    138,000    25,000                                       69,600(6)          1,955(1)
                                                                                            1,500(F)(3)
                           1994    128,000     7,000                                       45,000             1,993(1)

Jeffrey J. Jacobsen,       1996    233,615    15,000                                       23,500(7)              0
Vice President -           1995    224,390         0                                       15,000                 0
Business Development                                                                        1,500(F)(3)
                           1994    205,580         0                                       24,000                 0

Matthew J. Micci,          1996    196,485         0                                       23,500(8)          2,933(1)
Vice President -           1995    131,790         0                                       21,400(8)          1,733(1)
Sales                      1994    115,622         0                                       10,000             1,810(1)

--------------

(1) Amounts represent the Company's matching contributions under the Company's 401(k) Plan.
(2) Includes options to purchase 45,000 shares (1996) and 64,000 shares (1995) of the Company's common stock granted in exchange for certain outstanding options previously granted to Dr. Fan. See "Options Repriced".
(3) Represents options to purchase shares of common stock of Forte Technologies, Inc. ("Forte"), the Company's majority-owned subsidiary (designated in the tables as "F").
(4) Represents a restricted stock award vesting as follows: 40% of the shares awarded vest on the second anniversary date of the award and 20% of the remaining shares vest on each of the third, fourth and fifth anniversary dates of the award, provided such person continues to be then employed by the Company.

(5) Includes options to purchase 90,000 shares of the Company's common stock granted in exchange for certain outstanding options previously granted to Mr. Frederick. See "Options Repriced".
(6) Includes options to purchase 22,500 shares (1996) and 29,600 shares (1995) of the Company's common stock granted in exchange for certain outstanding options previously granted to Mr. Mitchell. See "Options Repriced".
(7) Includes options to purchase 13,500 shares of the Company's common stock granted in exchange for certain outstanding options previously granted to Mr. Jacobsen. See "Options Repriced".
(8) Includes options to purchase 13,500 shares (1996) and 6,400 shares (1995) of the Company's common stock granted in exchange for certain outstanding options previously granted to Mr. Micci. See "Options Repriced".
(9) Amount represents $2,308 of the Company's matching contributions under the Company's 401(k) Plan and $20,000 paid to Mr. Frederick in connection with his hire as Chief Operating Officer of the Company.

     The following two tables disclose, for the Chief Executive Officer and the other named executives, information regarding stock options granted or exercised during, or held at the end of, 1996 pursuant to the Company's stock option plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                       --------------------------------------------------   POTENTIAL REALIZABLE
                         NUMBER OF     % OF TOTAL                             VALUE AT ASSUMED
                         SECURITIES      OPTIONS                                ANNUAL RATES
                         UNDERLYING    GRANTED TO                              OF STOCK PRICE
                          OPTIONS       EMPLOYEES   EXERCISE                    APPRECIATION
                          GRANTED          IN         PRICE    EXPIRATION   FOR OPTION TERM (4)
NAME                           (#)(1)  FISCAL YEAR   ($/SH)       DATE         5%($)       10%($)
---------------------  -----------     -----------  --------   ----------   -------    ---------

John C. C. Fan             15,000(1)           1.3     10.00     12/16/06    94,350      239,100
                           70,000(2)           6.2      7.88     11/08/06   347,200      879,200
                           45,000(3)           4.0      8.25     12/21/05   233,550      591,750

Thomas G. Frederick        90,000(3)           7.8      8.25      3/04/06   467,100    1,183,500

Paul J. Mitchell           10,000(1)            .9     10.00     12/16/06    62,900      159,400
                           35,000(2)           3.1      7.88     11/08/06   173,600      439,600
                           22,500(3)           2.0      8.25     12/21/05   116,775      295,875

Jeffrey J. Jacobsen        10,000(1)            .9     10.00     12/16/06    62,900      159,400
                           13,500(3)           1.2      8.25     12/21/05    70,065      177,525

Matthew J. Micci           10,000(1)            .9     10.00     12/16/06    62,900      159,400
                           13,500(3)           1.2      8.25     12/21/05    70,065      177,525

_____________

(1) Options granted under the Company's 1992 Stock Option Plan. Exercises of one-fourth of the options to purchase shares are permitted on the first, second, third, and fourth anniversary dates of the grant provided such person is employed by the Company. Such options are not transferable, other than by will or the laws of descent and distribution and to certain immediate family members, trusts for the benefit of such family members and partnerships in which such family members are partners.

(2) Options granted under the Company's 1992 Stock Option Plan. Such options are exercisable one year from the date of grant or upon the attainment of certain corporate milestones. Such options are not transferable, other than by will or the laws of descent and distribution and to certain immediate family members, trusts for the benefit of such family members and partnerships in which such family members are partners.
(3) Consists of options granted on November 8, 1996 in exchange for outstanding options. The new options represent the right to purchase 10% fewer shares than the options surrendered in exchange. The options vest ratably on an annual basis over a four-year period, which vesting commenced December 21, 1996.
(4) The potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (typically 10 years) at the annual rate of 5% and 10%. The assumed annual rates of appreciation are computed in accordance with the rules and regulations of the Securities and Exchange Commission. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher. The closing price of the Common Stock on December 31, 1996 was $11.875.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF
                                                             SECURITIES          VALUE OF
                                                             UNDERLYING        UNEXERCISED
                                                            UNEXERCISED        IN-THE-MONEY
                                                             OPTIONS AT         OPTIONS AT
                                                              12/31/96 (#)      12/31/96 ($)
                       SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                   ON EXERCISE (#)            (1)($)   UNEXERCISABLE    UNEXERCISABLE(2)
---------------------  ---------------   --------------   ---------------   ---------------

John C.C. Fan                N/A              N/A         137,583/191,417   120,094/511,282
                                                             1,500(F)/ --         N/A

Thomas G. Frederick          N/A              N/A              -- /90,000       -- /326,250

Paul J. Mitchell             N/A              N/A           71,992/98,108    65,240/258,997
                                                            1,500(F)/ --          N/A

Jeffrey J. Jacobsen         2,500           28,125          46,875/36,625    29,109/72,328
                                                            1,500(F)/ --          N/A

Matthew J. Micci             N/A              N/A           10,509/29,391    24,009/69,628

_______________

(1) Value realized is based on the closing price of the Common Stock on the date of exercise minus the exercise price.
(2) Value of the Common Stock is based on the closing sale price of the Common Stock as of December 31, 1996 ($11.875) minus the exercise price. Value of Forte common stock is not readily ascertainable since the securities of that company are not publicly traded.

OPTIONS REPRICED

  The following table provides information related to the repricing of certain options held by executive officers of the Company which occurred during the fiscal years ended December 31, 1996 and 1995. Such repricings are the only instances during the last ten fiscal years in which the exercise price of any option granted by the Company to any of its executive officers have been repriced. The Company has never granted, and thus has never repriced, any stock appreciation rights.

                           TEN YEAR OPTION REPRICING

         (a)             (b)          (c)             (d)            (e)          (f)              (g)
                                                                                                 LENGTH
                                                                                                   OF
                                   NUMBER                                                      ORIGINAL
                                     OF                                                       OPTION TERM
                                 SECURITIES      MARKET PRICE     EXERCISE                     REMAINING
                                 UNDERLYING      OF STOCK AT      PRICE AT                         AT
                                   OPTIONS         TIME OF        TIME OF                       DATE OF
                                 REPRICED OR     REPRICING OR   REPRICING OR     NEW          REPRICING OR
                                   AMENDED        AMENDMENT      AMENDMENT     EXERCISE        AMENDMENT
NAME                    DATE         (#)             ($)            ($)         PRICE ($)       (YEARS)
---------------------  -------   -----------     ------------   ------------   --------   --------------------

John C.C. Fan          11/8/96        50,000(1)          8.25          14.25       8.25                   9.08
                       7/18/95        55,000(2)         10.75          17.25      10.75                   8.42
                       7/18/95        25,000(2)         10.75          13.75      10.75                   8.75

Thomas G. Frederick    11/8/96       100,000(1)          8.25          11.88       8.25                   9.33

Paul J. Mitchell       11/8/96        25,000(1)          8.25          14.25       8.25                   9.08
                       7/18/95        25,000(2)         10.75          17.25      10.75                   8.42
                       7/18/95        12,000(2)         10.75          13.75      10.75                   8.75

Matthew J. Micci       11/8/96        15,000(1)          8.25          14.25       8.25                   9.08
                       7/18/95         4,000(2)         10.75          13.25      10.75                   7.42
                       7/18/95         4,000(2)         10.75          17.25      10.75                   8.42

Jeffrey J. Jacobsen    11/8/96        15,000(1)          8.25          14.25       8.25                   9.08

_____________

(1)  Option indicated was exchanged for option to purchase 10% fewer shares.
(2)  Option indicated was exchanged for option to purchase 20% fewer shares.

EXECUTIVE EMPLOYMENT AGREEMENT

  The Company has entered into an employment agreement with Dr. John C.C. Fan pursuant to which the Company has agreed to employ Dr. Fan as Chief Executive Officer. The agreement provides for the assignment of all inventions made by Dr. Fan while in the employ of the Company and includes a covenant by Dr. Fan not to compete with the Company during his employment and for up to two years thereafter. The agreement expires February 20, 1998. Dr. Fan's salary is to be determined each year by the Board of Directors. At the end of 1996 the Board of Directors set Dr. Fan's annual salary for 1997 at $260,000.


DIRECTOR COMPENSATION

  In March 1994 the Board of Directors approved compensation for outside directors of $1,000 per meeting attended, including any special meeting or committee meeting not held on the same day as a regularly scheduled meeting of the Board of Directors. The Company also pays expenses for attendance at meetings of the Board of Directors and committees thereof.

CERTAIN TRANSACTIONS

  On October 16, 1995, the Company made a demand loan, secured by 5,000 shares of the Company's Common Stock, in the original principal amount of $75,000 to Jeffrey J. Jacobsen, Vice President, Business Development at an annual rate of interest of 10.25%. As of March 15, 1996, $67,500 was outstanding under this loan.

                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

  The Company's executive compensation is based upon three primary components: base salary, annual bonuses, and grants of stock options. Each component is intended to serve the overall compensation philosophy of the Company. In this respect, the Compensation Committee (the "Committee") believes that compensation should reflect the value created for shareholders while supporting the Company's short and long term strategic goals. Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions to the Company's success. Also, short and long term compensation play a critical role in attracting and retaining qualified executives.


OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

  The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long term success of the Company. The Company's executive compensation philosophy is based on the following principles:

  .  Competitive and Fair Compensation

The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Committee compares the Company's compensation practices with its general understanding of those of companies in similar industries and at a similar stage of development. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

  .  Performance

Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

  In evaluating each executive's performance, the Company generally conforms to the following process:

  . Prior to the beginning of the year, Company and individual goals and objectives are set.

  . Near the end of the year, the executive's manager, or, in the case of the Chief Executive Officer, the Compensation Committee, evaluates accomplishment of the executive's goals and objectives and his contributions to the Company.

  .  The executive's performance is then compared with peers within the Company.

  . The comparative results, combined with the Committee's general understanding as to comparative compensation practices of similar companies at a similar stage of development, are then used to determine salary, bonus and stock option compensation levels.

COMPENSATION PROGRAM COMPONENTS

  Annual compensation for the Company's executives consists of three elements - salary, cash bonus, and stock options. Executives are also entitled to participate in the same benefit plans available to other employees. Base salaries are targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions with other companies. The Compensation Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Individual salary determinations are based on experience, levels of responsibility, sustained performance and comparison to peers inside and outside the Company. The Compensation Committee determined that for 1997 an average 5% increase in base salary would be appropriate as a cost of living adjustment.

  The Company's officers are eligible to receive bonuses in the discretion of the Compensation Committee based primarily on the attainment of certain goals and objectives and the executive's contributions to the Company. Bonus awards to executives for 1996 reflected attainment of certain of the corporate performance goals for the year including development of various strategic corporate relationships, new product development, continued progress in the commercialization of the Company's technology and increased revenues. The Committee gave special consideration to those executives who made a material contribution to the achievement of these performance goals in awarding bonuses. Management had also requested and the Committee agreed to authorize further cash bonuses to other executive and nonexecutive employees totaling approximately 4.0% of total employee compensation with an additional 2% reserve allocated to group heads to be distributed in their discretion to deal with any inequities.

     Stock option awards are designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his contributions to the Company. The Committee typically authorizes the grant of stock options vesting over a period of four years in order to incentivize each employee over a relatively significant period of time. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating its employees. In the previous year, the Compensation Committee had reserved a pool of 275,000 shares for issuance pursuant to stock option grants to all employees. For the current year, the Committee had determined to reduce the size of this pool to 175,000 shares and to offset this reduction with a larger cash bonus pool. Furthermore, in November, 1996, the Committee authorized the grant of stock options to certain executives of the Company providing for 100% vesting upon the achievement of key milestones within one year of the grant. The Committee's objective was to incentivize management to reach certain specific goals and objectives within such time frame. In establishing the appropriate number of stock options to grant to the Company's employees and executives for 1996, the Committee determined that the total grants to the Company's employees and executives for the year as a proportion to the Company's ownership as a whole bore a reasonable relationship, being approximately 2.5%. The Committee also took into consideration that in most cases the percentage of stock options held by the Company's employees and executives remains relatively modest in comparison to the ownership of the Company as a whole by nonemployee stockholders.

     The Committee continues to believe that stock option grants remain an important mechanism to incentivize employees. Because the option exercise price for the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the Company's long-term stock market performance. Stock options, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level. The option program also typically uses a four-year vesting period to encourage key employees to continue in the employ of the Company.

COMPENSATION COMMITTEE REPORT ON REPRICED OPTIONS

     In November 1996, the Committee granted each of the Company's employees and officers who had been granted options to purchase shares of Common Stock subsequent to December 1, 1995 the right to exchange such options for new stock options to purchase 10% fewer shares of Common Stock at the then current market price (the "Option Exchange Offer"). The majority of the Company's stock options granted after December 1, 1995 contained exercise prices that were substantially above the then current market price of the Common Stock. Although such options did have some financial value based on a mathematical formula used in the investment banking community for valuing options, the Committee believed that the Company's employees did not place any value on options which were significantly out-of-the-money. The Committee concluded that such options therefore were no longer effective in either aligning the interests of the Company's employees with those of its shareholders or encouraging option holders to remain in the employ of the Company.

     In determining to make the Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other shareholders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interests to make the Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that employees and officers of the Company should be given the option to exchange their options granted after December 1, 1995 for a new option to purchase 10% fewer shares with a new exercise price set at the fair market value of the Company's Common Stock at the date of the Option Exchange Offer, or $8.25 per share. In order to maximize the incentive for such persons to remain in the employ of the Company, however, the Committee required that any new options issued be subject to a vesting schedule, with options vesting ratably on an annual basis over their original four-year period. Like the new options issued to non-executive employees, any new options issued to officers were subject to their original vesting schedule, with options vesting ratably on an annual basis over a four-year period.

     It is the opinion of the Compensation Committee that the Option Exchange Offer succeeded in its objectives of minimizing shareholder dilution and providing strong incentives for the Company's employees and management.


1996 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     In considering the compensation for the Chairman and Chief Executive Officer and President for fiscal year 1996, the Committee reviewed his existing compensation arrangements and both Company and individual performance.

     The Compensation Committee has set Dr. Fan's annual compensation, including a significant portion of his compensation based upon the Company's stock option plan, to reflect Dr. Fan's senior position, his responsibilities, and his past and expected future contributions to the Company's success, and with the objective of incentivizing him to achieve certain key milestones within a specified time frame. His annual compensation was intended to provide competitive compensation for fiscal 1997.

     Dr. Fan's salary for fiscal 1996 was increased $35,000 from $200,000 to $235,000 reflecting in part a cost of living adjustment as well as an adjustment to reflect the increased duties and obligations of his position relative to other similarly situated chief executive officers. His bonus award of $50,000 for fiscal 1996 reflected success in the attainment of his principal individual and corporate 1996 performance goals established by the Compensation Committee including milestones relating to development of various strategic corporate relationships, new product development, continued progress in the commercialization of the Company's technology and increased revenues. In November 1996, the Committee granted Dr. Fan an option to purchase 70,000 shares at an exercise price equal to the fair market value at the date of grant. The option is exercisable one year following the date of grant, or upon the achievement of certain milestones during 1997. The Committee's objective was to incentivize the Chief Executive Officer to reach certain specific goals and objectives within such time frame. In December 1996, the Compensation Committee granted Dr. Fan an option, for fiscal 1996 performance, for the purchase of 15,000 shares at an exercise price equal to the fair market value per share at the date of grant. The option is exercisable ratably over the four years following the date of grant subject to Dr. Fan's continued employment with the Company. In determining the number of shares covered by the options granted to Dr. Fan, the Compensation Committee evaluated Dr. Fan's overall compensation package relative to that of other chief executives in the Company's industry, achievement of both individual and corporate 1996 performance goals previously described and the need to continue to adequately incentivize Dr. Fan.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Committee has considered these new requirements and believes that grants pursuant to the Company's 1992 Stock Option Plan meet the requirement that they be "performance based" and, therefore, exempt from the limitations on deductibility. Historically, the combined salaries and bonuses of each of the Company's executive officers have been well under the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                              Compensation Committee


                              Anthony B. Evnin, Chairman
                              Michael A. Wall

                               SHAREHOLDER RETURN
                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the NASDAQ Stock Market Total Return Index for U.S. Companies (the "NASDAQ Stock Market Index") and to the Hambrecht & Quist Technology Index (the "H&Q Technology Index") since the Company's initial public offering on April 15, 1992. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at April 15, 1992 and that all dividends were reinvested.

     COMPARISON OF CUMULATIVE RETURN



                             [Graph Appears Here ]



                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG KOPIN CORPORATION, NASDAQ STOCK
                     MARKET- U.S. INDEX AND H&Q TECHNOLOGY
                                     INDEX





                                        NASDAQ Stock Market       H&Q Technology
Measurement Point    Kopin Corporation  Index                         Index
-------------------  -----------------  -------------------       --------------
 4/15/92                       $100.00              $100.00              $100.00
12/31/92                       $170.00              $113.43              $110.43
12/31/93                       $180.00              $129.44              $120.51
12/31/94                       $102.50              $126.58              $139.87
12/31/95                       $142.50              $180.15              $210.02
12/31/96                       $118.75              $221.60              $252.00


            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 28, 1997 by: (a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) all Directors; (c) all named executive officers; and (d) all executive officers and directors of the Company as a group:

                                          AMOUNT AND NATURE
                                            OF BENEFICIAL
                  NAME                      OWNERSHIP (1)     PERCENT
----------------------------------------  ------------------  -------
John C.C. Fan (2).......................            378,083       3.5

David E. Brook (3)......................             58,747        *

Andrew H. Chapman (3)...................             16,000        *

Morton Collins (3)......................             33,286        *

Anthony B. Evnin (3)....................             37,000        *

Chi Chia Hsieh (4)......................          1,651,278      15.1

Vallobh Vimolvanich (5).................          1,651,278      15.1

Michael A. Wall (3).....................            150,402       1.4

Telecom Holding Co., Ltd (6)............          1,643,716      15.0

Thomas G. Frederick (7).................             23,500        *

Paul J. Mitchell (8)....................             81,992        *

Jeffrey J. Jacobsen (9).................             53,375        *

Matthew J. Micci (10)...................             10,534        *

Ronald P. Gale (11).....................             52,275        *

Meth Jiaravanont (12)...................             14,625        *

Glen G. Kephart (13)....................             14,625        *

All directors and executive officers as
 a group (14 persons) (14)..............
                                                  2,575,722      23.5
--------------------------

*Less than 1%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(2) Includes 6,000 shares held by Dr. Fan's wife as custodian under the Uniform Gifts to Minors Act, and 10,000 shares owned by Wilex Realty and Development, a company of which Dr. Fan is an officer and director. Dr. Fan disclaims beneficial ownership of all such shares. Also includes 137,583 shares representing options that are currently exercisable or exercisable within 60 days.
(3) Includes 6,000 shares representing options that are currently exercisable or exercisable within 60 days.
(4) Consists of 1,643,716 shares owned by Telecom Holding Co., Ltd. ("Telecom"). The ultimate parent of Telecom Holding Co., Ltd. is Charoen Pokphand Group Company Limited, a limited company organized and existing under the laws of the Kingdom of Thailand. Dr. Hsieh is one of Telecom Holding Co., Ltd.'s designees to the Company's Board of Directors. Dr. Hsieh disclaims beneficial ownership of such shares. His address is 16 Harcourt Road, Hong Kong. Based on the information set forth in Schedule 13D filed with the Securities and Exchange Commission on October 20, 1995 and Amendment No. 1 thereto filed with the Securities and Exchange Commission on December 4, 1995. Also includes 7,562 shares representing options that are currently exerciseable or exerciseable within 60 days.
(5) Consists of 1,643,716 shares owned by Telecom Holding Co., Ltd. Dr. Vimolvanich is one of Telecom Holding Co., Ltd.'s designees to the Company's Board of Directors. Dr. Vimolvanich disclaims beneficial ownership of such shares. His address is 18 Ratchadaphisek Road, Huai Khwang, Bangkok, Thailand. Based on the information set forth in Schedule 13D filed with the Securities and Exchange Commission on October 20, 1995 and Amendment No. 1 thereto filed with the Securities and Exchange Commission on December 4, 1995. Also includes 7,562 shares representing options that are currently exerciseable or exerciseable within 60 days.
(6) So long as Telecom, together with its affiliates and Chia Yang Telecommunication Limited, a Thailand corporation (of which Chi Chia Hsieh is President), hold not less than 1,479,344 of the Company's shares, Telecom is entitled to two representatives on the Company's Board of Directors pursuant to a Stock Purchase Agreement between Telecom and the Company. The address of Telecom is 18 Ratchadaphisek Road, Huai Khwang, Bangkok, Thailand.
(7) Includes 22,500 shares representing options that are currently exercisable or exercisable within 60 days.
(8) Includes 8,000 shares held by Mr. Mitchell as custodian under the Uniform Gifts to Minors Act. Mr. Mitchell disclaims beneficial ownership of such shares. Also includes 71,992 shares representing options that are currently exercisable or exercisable within 60 days.
(9) Includes 48,375 shares representing options that are currently exercisable or exercisable within 60 days.
(10) Includes 10,509 shares representing options that are currently exercisable or exercisable within 60 days.
(11) Includes 36,775 shares representing options that are currently exercisable or exercisable within 60 days.
(12) Includes 14,625 shares representing options that are currently exercisable or exercisable within 60 days. Does not include shares held by Telecom, of which shares Mr. Jiaravanont disclaims beneficial ownership. Mr. Jiaravanont is employed as Vice President of Strategic Business pursuant to an agreement between the Company and Telecom.
(13) Includes 14,625 shares representing options that are currently exercisable or exercisable within 60 days.
(14) Includes 379,608 shares issuable to certain directors and executive officers pursuant to options that are currently exercisable or exercisable within 60 days.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 were filed timely by the Company's directors, executive officers and 10% holders during Fiscal Year 1996, with the exception of the following: (i) Mr. Jacobsen filed one late Form 4 reporting two transactions; (ii) Mr. Brook filed one late Form 4 reporting two transactions; and (iii) Dr. Hsieh filed one late Form 5 reporting one transaction.

                                   PROPOSAL 2

               AMENDMENT OF THE COMPANY'S 1992 STOCK OPTION PLAN

     The Board of Directors has authorized, subject to stockholder ratification, an increase in the number of shares available under the Company's 1992 Stock Option Plan (the "Plan") from 2,350,000 to 2,700,000 (including 303,051 shares issued upon exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, which was terminated in 1992). As of December 31, 1996, 2,033,580 shares were issued or issuable upon exercise of options granted pursuant to the Plan.

     Purpose. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of and advisers and consultants to the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees, directors, advisers and consultants through grants of stock options.

     Administration. The Plan is administered by the Compensation Committee (the "Committee") which consists of directors of the Company appointed by its Board of Directors. Subject to the provisions of the Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder.

     Eligibility. Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board of Directors of the Company and directors of or advisers or consultants to the Company. Pursuant to the Plan, incentive stock options may only be granted to employees, non-qualified stock options may be granted to directors, advisors and consultants of the Company as well as employees. The maximum number of shares issuable upon exercise of options granted in any one year to any employee of the Company pursuant to the Plan may not exceed 400,000 shares.

     Shares Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company's Common Stock, $.01 par value, which may be newly issued shares or shares held in the treasury or acquired in the open market. Previously, no more than 2,350,000 shares could be issued under the Plan (including 303,051 shares issued upon exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, which was terminated in
1992). The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company's capitalization.

     Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price shall not be less than the fair market value of the Company's Common Stock on the date of grant. The reported closing price of the Company's Common Stock by NASDAQ on April 4, 1997 was $13.00 per share.

     Payment for shares purchased upon exercise of any option must be made in full in cash or check when the option is exercised. No option is transferable except by will or the laws of descent and distribution and, during the optionee's lifetime, the option may be exercised only by the optionee provided, that the Compensation Committee may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, former spouse, children (including stepchildren) or grandchildren of the optionee ("Immediate Family Members"),
(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners including family limited partnerships controlled by the Optionee or (iv) to any other persons or entities in the discretion of the Compensation Committee subject to certain restrictions. If an optionee's employment terminates for any reason, including without limitation by reason of voluntary severance, involuntary severance, retirement, but not by reason of death, any options exercisable on the date of termination expire thirty days after such termination. If an optionee dies, any options exercisable at the time of such death may be exercised by the optionee's executor or administrator at any time within the shorter of the option period or 12 months after the date of death.

     Notwithstanding any other provision of the Plan, the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year shall not exceed $100,000.

     The Board of Directors has appointed the Compensation Committee, which during 1996 was composed of Messrs. Anthony B. Evnin and Michael A. Wall. Mr. Evnin has determined not to stand for reelection to the Board of Directors and accordingly will no longer continue as a member of the Compensation Committee following the Meeting. It is anticipated that one of the directors who is reelected at the Meeting will be elected to the Compensation Committee at the next meeting of the Board of Directors following the Meeting.

     The following is a brief and general discussion of the Federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.


                          OPTION GRANTS UNDER THE PLAN

NAME                                      OPTIONS (SHARES)
----------------------------------------  ----------------
John C.C. Fan...........................          329,000
Paul J. Mitchell........................          170,100
Ronald P. Gale..........................           78,700
Jeffrey J. Jacobsen.....................           83,500
Matthew J. Micci........................           39,900
Meth Jiaravanont........................           58,500
Glen G. Kephart.........................           58,500
All executive officers
as a group..............................          818,200
All directors, excluding executive
officers, as a group....................                0
All employees, excluding executive
officers, as a group....................          906,329

     The Board recommends that the shareholders vote "FOR" the proposed amendment of the Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting is required for approval of the amendment of the Plan.

                                   PROPOSAL 3

             AMENDMENT OF THE COMPANY'S DIRECTOR STOCK OPTION PLAN


     The Board of Directors has authorized, subject to stockholder ratification, an increase in the number of shares available under the Company's Director Stock Option Plan (the "Director Plan") from 100,000 to 175,000. As of December 31, 1996, 98,000 shares were issued or issuable upon exercise of options granted pursuant to the Director Plan.

     In March 1994, the Company adopted the Director Plan (the "Director Plan") under which (1) those persons not already serving as Directors who are elected or appointed to the Board of Directors for the first time and who are not employees shall be granted 15,000 non-qualified stock options on the date of election or appointment and 4,000 non-qualified stock options on each anniversary of his initial grant, and (2) each non-employee Director then serving as a Director was granted 4,000 non-qualified stock options on the date of the 1994 Annual Meeting of Stockholders and on each anniversary thereof. All such non-qualified options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Previously the Director Plan provided that options to purchase up to an aggregate of 100,000 shares of Common Stock could be granted under the Director Plan.

     Purpose. The purpose of the Director Plan is to obtain and retain the services of qualified persons who are not employees of the Company to serve as directors, and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

     Shares Subject to the Director Plan. The shares issued or to be issued under the Director Plan are shares of the Company's Common Stock, $.01 par value, which may be newly issued shares or shares held in the treasury or acquired in the open market. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company's capitalization

     Market Price. The reported closing price of the Company's Common Stock by NASDAQ on April 4, 1997 was $13.00 per share.

     Term and Vesting. Each option expires at the end of five years and one day after the date on which it was granted. Each initial option will be 25% vested upon the initial grant and the remaining 75% will vest over a four year term. Each annual option will vest 25% per year over a four year term. Any option shall terminate and may no longer be exercised (i) if the non-employee Director dies before such fifth anniversary, or (ii) in the event the non-employee Director ceases to be a Director of the Company for any other reason, on the close of business on the thirtieth day following such cessation; provided that if the non-employee Director dies at a time when he or she was entitled to exercise an option, then his or her estate or representative may exercise such option at any time prior to the fifth anniversary of the grant date and within a period of one year after such non-employee Director's death.

     Option Exercise. Payment for shares purchased upon exercise of any option under the Director Plan must be made in full in cash or check when the option is exercised. No option may be transferred except by will or the laws of descent and distribution and, during the optionee's lifetime, the option may be exercised only by the optionee. If an optionee ceases to be a non-employee Director of the Company before an option granted under the Director Plan becomes fully exercisable by reason of death or in connection with or following a sale of all, or substantially all, of the Company's assets, or the Company's merger or consolidation with another corporation and where the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in this transaction (or of its parent) possessing more than 50% of the voting power (for election of Directors) of the outstanding stock of that corporation, such exercisability shall be accelerated so that such option shall become exercisable in full as of the date of such cessation. No option may be exercised later than five years after the grant date.

     Federal Tax Matters. Under applicable Internal Revenue Code provisions, no taxable income will be recognized by an optionee upon the grant of a non-qualified stock option under the Director Plan. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. The Company will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. The optionee's tax "basis" will be increased by the amount of such ordinary income for the purpose of computing gain or loss on the sale or exchange of the shares.


                          OPTION GRANTS UNDER THE PLAN

NAME                                      OPTIONS (SHARES)
----------------------------------------  ----------------
David E. Brook..........................           12,000
Andrew H. Chapman.......................           12,000
Morton Collins..........................           12,000
Anthony B. Evnin........................           12,000
Chi Chia Hsieh..........................           19,000
Vallobh Vimolvanich.....................           19,000
Michael A. Wall.........................           12,000
All directors
as a group..............................           98,000

     The Board recommends that the shareholders vote "FOR" the proposed amendment of the Director Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting is required for approval of the amendment of the Director Plan.

                                   PROPOSAL 4

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     Deloitte & Touche LLP, independent certified public accountants, have been auditors of the Company since 1985. The Board of Directors has recommended that the stockholders ratify the reappointment of Deloitte & Touche LLP as the Company's auditors for the current year.

     A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

     The Board of Directors recommends that the shareholders vote "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. In the event the appointment of Deloitte & Touche LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.


                             STOCKHOLDER PROPOSALS

     The Board will make provision for presentation of proposals by shareholders at the 1998 annual meeting of shareholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than December 16, 1997 to be considered for inclusion in the Company's proxy materials relating to that meeting.



                                    GENERAL

     The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

     The Company will provide free of charge to any Stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of the Company's annual report filed with the Securities and Exchange Commission on Form 10-K for the Company's fiscal year ended December 31, 1996. Requests for such report should be directed to Kopin Corporation, 695 Myles Standish Boulevard, Taunton, Massachusetts 02780,
Attention:  Chief Financial Officer.

     The Company expects to hold its next stockholder meeting on or about May 21, 1998, and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.


                              /s/ JOHN C.C. FAN

                              JOHN C.C. FAN,
                              Chairman

                                                                      APPENDIX A
                               KOPIN CORPORATION

                              Amended and Restated

                             1992 Stock Option Plan
                             ----------------------


     1.   Definitions.  As used in this 1992 Stock Option Plan of Kopin
          -----------
Corporation, the following terms shall have the following meanings:

     Code means the Internal Revenue Code of 1986, as amended.
     ----

     Committee means a committee comprised of two or more directors of the
     ---------
Company, appointed by the Board of Directors of the Company, responsible for the administration of the Plan, as provided in Section 4.

     Company means Kopin Corporation, a Delaware corporation.
     -------

     Employers means the Company and its Related Corporations.  Employer means
     ---------                                                  --------
any one of the Employers.

     Grant Date means the date on which an Option is granted, as specified in
     ----- ----
Section 7.

     Incentive Option means an Option that satisfies the requirements of Section
     --------- ------
422 of the Code.

     Market Value means, with respect to a certain date, the average of the bid
     ------ -----
and asked prices for a share of the Stock on the first trading day prior to such date.

     Nonstatutory Option means an Option that will not be treated as an
     ------------ ------
Incentive Option.

     Old Plan means the 1985 Incentive Stock Option Plan of the Company, as
     --- ----
amended.

     Option means an option to purchase shares of the Stock granted under the
     ------
Plan, which can be either an Incentive Option or a Nonstatutory Option.

     Option Agreement means an agreement between the Company and an Optionee,
     ------ ---------
setting forth the terms and conditions of an Option.

     Optionee means a person eligible to receive an Option, as provided in
     --------
Section 6, to whom an Option shall have been granted under the Plan.

     Plan means this 1992 Stock Option Plan of the Company.
     ----

     Related Corporation means, with respect to the Company, any corporation
     ------- -----------
which is a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

     Stock means the Common Stock, $.01 par value per share, of the Company.
     -----

     2.   Purpose.  The Plan is intended to encourage ownership of the Stock by
          -------
employees, directors, advisers and consultants of the Employer and is intended to provide additional incentive for them to promote the success of the business of the Employers. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be or to remain Incentive Options.

     3.   Term of the Plan.  Options under the Plan may be granted on or after
          ---- -- --- ----
January 1, 1992 but not later than December 31, 2001.

     4.   Administration.  The Plan shall be administered by the Committee.  No
          --------------
member of the Committee shall have received an Option during service on the Committee or during the one-year period preceding such service. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company to any employee of the Employers: (a) whether the Option will be an Incentive Option or a Nonstatutory Option; (b) the key employee to receive the Option; (c) the time of granting the Option; (d) the number of shares subject to the Option; (e) the option price for any Option; (f) the option period for any Option; (g) the vesting, if any, of the Optionee's right to exercise an option; (h) the restrictions, if any, to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option and (i) the effect of termination of employment or other association with the Employers on the subsequent exercisability of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

     5.   Stock Subject to the Plan.  The Plan covers 2,700,000 shares of Stock;
          ----- ------- -- --- ----
provided, that the number of shares purchased pursuant to the exercise of
--------
Options granted under the Plan and options granted under the Old Plan and the
                                                                      ---
number of shares subject to outstanding Options granted under the Plan and options granted under the Old Plan shall be charged against the shares covered by the Plan; but shares subject to Options granted under the Plan or options granted under the Old Plan which terminated without being exercised shall not be so charged. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option granted under the Plan or any option granted under the Old Plan expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted. The number of shares of Stock covered by the Plan shall be subject to adjustment as provided in Section 15 hereof. No person may be granted in any calendar year an option or options to purchase more than 400,000 shares of Stock under the Plan.

     6.   Eligibility.  An Incentive Option may be granted only to an employee
          -----------
of one or more of the Employers. A Nonstatutory Option may be granted to an employee or a director of, or a consultant or advisor to, one or more of the Employers. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of a Related Corporation) shall be eligible to receive an Incentive Option only if the option price thereunder is at least 110% of the Market Value of the Stock on the Grant Date and the term of the Option does not exceed five years.

     7.   Time of Granting Options.  The granting of Options shall take place at
          ---- -- -------- -------
the time specified by the Committee. Only if expressly so provided by the Committee shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     8.   Option Price.  The option price under each Incentive Option shall not
          ------ -----
be lower than the Market Value on the Grant Date.

     9.   Maximum Size of Incentive Options.  The aggregate Market Value of
          ------- ---- -- --------- -------
Stock for which Incentive Options become exercisable by an Optionee for the first time in any calendar year shall not exceed $100,000. To the extent that such aggregate Market Value exceeds $100,000, those options intended to be Incentive Options shall be treated as Nonstatutory Options. For purposes of this Section 9, all Incentive Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and Market Value shall be determined as of the respective Grant Dates of each Option.

     10.  Exercise of Option.  An Optionee may exercise an Option, to the extent
          -------- -- ------
vested, at any time after the Option vests in whole or in part. An Option will expire as to shares for which it had not previously been exercised if not exercised before the tenth anniversary of the Grant Date (or the expiration date of the Option if sooner). The Optionee shall give written notice of exercise to the chief financial officer of the Company. The Optionee shall enclose a personal check equal to the option price or shares of Stock with a Market Value on the purchase date equal to the option price and satisfying such restrictions as the Committee may impose to avoid adverse accounting effects. The Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares then being purchased by him. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken promptly by the Company or the Optionee, as applicable. Each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the option.

     11.  Purchase for Investment; Registration.  Unless the shares to be issued
          -------- --- ----------  ------------
upon exercise of an Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises the Option, in whole or in part, shall give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring such shares as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each certificate representing a share of Stock issued pursuant to the exercise of an Option may bear a reference to any investment representation made in accordance with this Section 11 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to that Stock.

     12.  Withholding; Notice of Disposition of Stock Prior to Expiration of
          -----------  ------ -- ----------- -- ----- ----- -- ---------- --
Specified Holding Period.
--------- ------- ------

          12.1. Whenever shares are to be issued upon exercise of an Option, the Company shall have the right to require, as a condition to the exercise of the Option, that the Optionee remit to the Company an amount sufficient to satisfy Federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates for such shares.

          12.2. The Company may require as a condition to the issuance of shares covered by any Incentive Option that the person exercising the Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of those shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

       13.  Transferability of Options. Options shall not be transferable,
            --------------- -- -------
otherwise by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee and except as otherwise provided hereinbelow. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such Optionee to (i) the spouse, former spouse, children (including stepchildren) or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners including family limited partnerships controlled by the Optionee or (iv) to any other persons or entities in the discretion of the Committee, provided that (x) the stock option agreement pursuant to which such options are granted much be approved by the Committee, and must expressly provide for transferability in a manner consistent with this
Section 13, and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with this Section 13 (by will or the laws of descent and distribution). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 13 hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 14 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Section 14.

     14.  Termination of Employment or Service.  If an Optionee's employment or
          ----------- -- ---------- -- -------
association with the Employers terminates for any reason, including without limitation by reason of voluntary severance, involuntary severance, retirement, transfer or in connection with a transaction which causes his or her employer corporation to cease to be a Related Corporation of the Company, but not by reason of death, the Option shall expire as of the close of business on the thirtieth day after such termination, and after such termination the Option may be exercised only to the extent exercisable on the date of termination. If an Optionee dies, any Option held by that Optionee may be exercised by the Optionee's executor or administrator at any time within the shorter of the option period or 12 months after the date of death, but only to the extent exercisable at death. Military or sick leave shall not be deemed termination of employment; provided that it does not exceed the longer of ninety days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract.

     15.  Adjustment of Number of Shares.  In the event of any stock dividend
          ---------- -- ------ -- ------
payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the agreement and prior to the exercise in full of the Option, the number of shares for which the Option may thereafter be exercised shall be proportionately adjusted. In case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, shares of stock or other securities equivalent in kind and value to those shares which a holder would have received if he or she had held the full number of shares of the Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of an Employer) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the full extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable, but in the event any adjustment of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 15, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 shall be correspondingly adjusted.

     16.  Limitation of Rights in Option Stock.  The Optionee shall have no
          ---------- -- ------ -- ------ -----
rights as stockholder in respect of shares as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

     17.  Stock Reserved.  The Company shall at all times during the term of the
          ----- --------
Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan (if then in effect) and such Options and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

     18.  Termination and Amendment of Plan.  The Board of Directors of the
          ----------- --- --------- -- ----
Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, subject to any requirement of applicable law that the holders of the Stock approve any such modification. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.

     IN WITNESS WHEREOF, the Company hereby adopts this amended and restated Plan as of the 10th day of April, 1997.


                              KOPIN CORPORATION



                              By: /s/ JOHN C.C. FAN
                                  ---------------------------

                                                                      APPENDIX B

                               KOPIN CORPORATION

                              AMENDED AND RESTATED

                           DIRECTOR STOCK OPTION PLAN


1.   PURPOSE.
     -------

     The Kopin Corporation Director Stock Option Plan (the "Plan") has been adopted to assist in attracting and retaining non-employee members of the Corporation's Board of Directors and to foster alignment of their interests with those of stockholders of the Corporation. This Plan is intended to satisfy all of the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

2.   DEFINITIONS.
     -----------

     As used herein, the following words or terms have the meanings set forth below:

     2.1 "Affiliate" means any business entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant equity interest, as determined by the Chief Executive Officer of the Corporation.

     2.2 "Annual Option" means an Option to purchase 4,000 Shares, subject to adjustment as provided in Section 5.2 hereof.

     2.3  "Board of Directors" means the Board of Directors of the Corporation

     2.4 "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.

     2.5 "Corporation" means Kopin Corporation, a corporation established under the laws of the State of Delaware.

     2.6  "Effective Date" has the meaning set forth in Section 3.

     2.7 "Fair Market Value," in the case of a share of Common Stock on a particular day, means the closing price of the Common Stock for that day as reported in the "NASDAQ National Market Issues" section of the Eastern Edition of The Wall Street Journal, or if no prices are quoted for that day, for the last preceding day on which such prices of Common Stock are so quoted. In the event "NASDAQ National Market Issues" cease to be reported or the Common Stock to be included therein, the Chief Executive Officer shall select some other appropriate method for determining Fair Market Value.

     2.8 "Grant Date" means the date of grant of an Initial Option or Annual Option, as the case may be.

     2.9 "Initial Option" means an Option to purchase 15,000 Shares, subject to adjustment as provided in Section 5.2 hereof.

     2.10 "Initial Grant Date" means the date of grant of an Initial Option.

     2.11 "Non-Employee Director" means as of any date a person who on such date is a director of the Corporation and is not an employee of the Corporation or any Affiliate. A director of the Corporation who is also an employee of the Corporation or any Affiliate shall become eligible to participate in the Plan upon termination of such employment.

     2.12 "Option" means a nonstatutory option to purchase Shares granted under the Plan, pursuant to Article 7.

     2.13 "Option Agreement" means an agreement between the Corporation and a Non-Employee Director, setting forth the terms and conditions of an Option, substantially in the form of Annex A hereto (in the case of an Initial Option) or Annex B hereto (in the case of an Annual Option).

     2.14 "Option Price" means the price to be paid by an Option holder upon exercise of an Option.

     2.15 "Optionee" means a person eligible to receive an Option to whom an Option shall have been granted under the Plan.

     2.16 "Shares" means shares of Common Stock.

3.   EFFECTIVE DATE.
     --------------

     The Plan shall become effective on March 29, 1994 (the "Effective Date"), the date it was adopted by the Board of Directors, provided that the Plan is approved by the voting stockholders of the Corporation within one year after that date. Although Options may be granted before such stockholder approval, no Option may be exercised until such approval is obtained and any such Options will be null and void if such approval is not obtained by the first anniversary of the Effective Date.

4.   ADMINISTRATION.
     --------------

     4.1 The Plan shall be administered by the Chief Executive Officer of the Corporation. Subject to the provisions set forth herein, the Chief Executive Officer shall have full authority to construe and interpret the terms of the Plan and to make all determinations and take all other actions necessary or advisable for the administration of the Plan, except that the persons entitled to receive Options and the terms and amounts of such Options shall be determined as provided in Article 7, and the Chief Executive Officer shall have no discretion as to such matters. The Chief Executive Officer may delegate to one or more employees of the Corporation or any Affiliate the authority to perform administrative functions under the Plan.

     4.2 Any determinations or actions made or taken by the Chief Executive Officer pursuant to this Article shall be binding and final.

5.   SHARES AVAILABLE FOR OPTIONS; ANTI-DILUTION ADJUSTMENTS.
     -------------------------------------------------------

     5.1 The maximum number of Shares that may be issued under the Plan shall be 175,000, subject to adjustment in accordance with the provisions of Section
5.2. Any Shares subject to an Option which for any reason expires or is terminated unexercised as to such Shares may again be the subject of an Option. Shares delivered upon exercise of an Option under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

     5.2 Pro rata adjustment shall be made in the maximum number of Shares subject to the Plan and to the number of Shares thereafter included in each Option grant to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Corporation. Pro rata adjustments shall be made in the number, kind and price of Shares covered by any outstanding Option hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and similar changes in the capital structure of the Corporation, or a merger, dissolution or reorganization of the Corporation, after the date the Option is granted, so that the Optionee is treated in a manner equivalent to that of holders of the underlying Common Stock.

6.   ELIGIBILITY.
     -----------

     Options shall be granted only to Non-Employee Directors, as provided in
Article 7.

7.   OPTION GRANTS.
     -------------

     7.1  Initial Options.  Each person who shall become a Non-Employee Director
          ---------------
after the Effective Date shall, on the date of his or her initial election or appointment to the Board of Directors, automatically and without necessity of any action by the Chief Executive Officer, receive an Initial Option.

     7.2  Annual Options.  (a) On the date of the next annual meeting of
          --------------
stockholders of the Corporation and each anniversary thereof, each person who is then a Non-Employee Director and who became a Non-Employee Director before the Effective Date shall, automatically and without necessity of any action by the Chief Executive Officer, receive an Annual Option.

     (b) On the anniversary of his or her respective Initial Grant Date, each other person not described in Section 7.2(a) who is then a Non-Employee Director shall, automatically and without necessity of any action by the Chief Executive Officer, receive an Annual Option.

     7.3  Option Price, Exercisability and Term.  The Option Price for each
          -------------------------------------
Option shall be the Fair Market Value on the Grant Date. Each Option shall become exercisable as provided in the Option Agreement; provided, however, that
                                                        --------  -------
in the event any Optionee ceases to be a director of the Corporation after the Grant Date of an Option and before it shall become fully exercisable, by reason of death or in connection with or following a sale of all, or substantially all, of the Corporation's assets, or the Corporation's merger or consolidation with another corporation and where the stockholders of the Corporation immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in this transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for election of Directors) of the outstanding stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Corporation before the transaction, such exercisability shall be accelerated so that such Option shall become exercisable in full as of the date of such cessation. No Option shall be exercisable later than five years after the Grant Date. Each Optionee shall enter into an agreement with the Corporation with respect thereto substantially in the form of the Option Agreement.

     7.4  Termination of Options.  Any Option shall terminate and may no longer
          ----------------------
be exercised on the fifth anniversary of its Grant Date, or prior thereto (i) if the Optionee dies before such fifth anniversary, in accordance with the following sentence, or (ii) in the event the Optionee ceases to be a director of the Corporation for any other reason, on the close of business on the thirtieth day following such cessation. If the Optionee dies at a time when he or she might have exercised an Option, then his or her estate, personal representative or beneficiary to whom it has been transferred pursuant to Section 7.4 may at any time prior to the fifth anniversary of its Grant Date and within a period of one year after the Optionee's death, but not thereafter, exercise the Option to the extent the Optionee might have exercised it at the time of death.

     7.5  Nontransferability.  No Option shall be transferable by the Optionee
          ------------------
otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him or her. The foregoing restriction shall not, however, preclude the Optionee from effecting "cashless" exercise of an Option, in accordance with and as described in Section 7.6(ii).

     7.6  Notice of Exercise and Payment.
          ------------------------------

          (i) An exercisable Option may be exercised in whole or in part. An Option shall be exercisable only by delivery of a written notice to the Corporation's Treasurer or Clerk, specifying the number of Shares for which it is exercised. If the Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Corporation, confirming that the Shares are being purchased for the Optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the Option is exercised, by cash or check, except as otherwise permitted by Section 7.6(ii) below.

          (ii) In lieu of payment by cash or check accompanying the written notice of exercise as described in Section 7.6(i), an Optionee may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in Section 7.6(i) irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Corporation a number of the Shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Optionee further elects, the Optionee's withholding obligations with respect to such exercise referred to in
     Section 7.8, together with irrevocable instructions to such broker to sell such Shares and to remit directly to the Corporation such aggregate exercise price and, if the Optionee has so elected, the amount of such withholding obligation. The Corporation shall not be required to deliver to such securities broker any stock certificate for such Shares until it has received from the broker such exercise price and, if the Optionee has so elected, such withholding obligation amount.

     7.7  No Rights as Shareholder.  No Optionee shall have any rights as a
          ------------------------
shareholder or any claim to dividends paid with respect to any Shares to which the Option relates until the date such Shares are issued to him or her.

     7.8  Withholding Taxes.  The Corporation's obligation to deliver Shares
          -----------------
upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee shall satisfy such obligations by making a payment of the requisite amount in cash or by check, unless the Optionee has elected to effect such payment through a "cashless" exercise in accordance with Section 7.6(ii).

8.   DURATION.
     ---------

     This Plan shall terminate ten years from the Effective Date, unless terminated earlier pursuant to Section 9.2, and no Options shall be granted thereafter.

9.   GENERAL PROVISIONS.
     ------------------

     9.1  No Right to Service.  Participating in the Plan does not constitute a
          -------------------
guarantee or contract of service as a director.

     9.2  Amendment and Termination.  The Board of Directors may amend, suspend
          -------------------------
or terminate the Plan or any portion thereof at any time; provided, however,
                                                          --------  -------
that the provisions of the Plan relating to the determination of persons entitled to receive Options pursuant to Article 7 and the dates, amounts and terms of such Options shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided, further that any such amendment which increases the
                  --------  -------
maximum number of Shares subject to this Plan, changes the class of persons eligible to participate in this Plan or materially increases the benefits accruing the participants under this Plan shall be subject to approval by the voting stockholders of the Corporation within one year from the effective date of such amendment and shall be null and void if such approval is not obtained; and provided, further that no such amendment, suspension or termination shall
    --------  -------
adversely affect or impair any then outstanding Option without the consent of the Optionee.

     9.3  Registration of Shares.  Nothing in the Plan shall be construed to
          ----------------------
require the Corporation to register under the Securities Act of 1933, as amended, any Options or Shares subject to Options.

     9.4  Governing Law.  The provisions of the Plan shall be governed by and
          -------------
interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Company hereby adopts this amended and restated Plan as of the 10th day of April, 1997.


                              KOPIN CORPORATION



                              By: /s/ JOHN C.C. FAN
                                  ---------------------------

                                     PROXY
                               KOPIN CORPORATION

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS FOR THE ANNUAL
                MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 1997

  The undersigned hereby appoints John C.C. Fan and Paul J. Mitchell or either of them as Proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 22, 1997 at 10:00 a.m. at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts, or any adjournment thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.



                                                             [SEE REVERSE
             CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE]
________________________________________________________________________________
     Please mark
[X]  vote as in
     this example

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), (3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SUCH SPECIFICATION.

1. PROPOSAL TO ELECT DIRECTORS

NOMINEES: John C.C. Fan, David E. Brook, Andrew
H. Chapman, Morton Collins, Chi Chia Hsieh,
Michael A. Wall, Vallobh Vimolvanich

                                            FOR        WITHHELD

                                            [ ]          [ ]


[ ] For all nominees except as noted above

                                            FOR          AGAINST        ABSTAIN

2. PROPOSAL TO RATIFY THE                   [ ]            [ ]            [ ]
AMENDMENT TO THE COMPANY'S
1992 STOCK OPTION PLAN TO
INCREASE THE NUMBER OF
SHARES AUTHORIZED FOR
ISSUANCE UNDER THE PLAN.

3. PROPOSAL TO RATIFY THE                   [ ]            [ ]            [ ]
AMENDMENT TO THE COMPANY'S
DIRECTOR STOCK OPTION PLAN
TO INCREASE THE NUMBER OF
SHARES AUTHORIZED FOR
ISSUANCE UNDER THE PLAN.

4. PROPOSAL TO RATIFY THE                   [ ]            [ ]            [ ]
APPOINTMENT OF DELOITTE &
TOUCHE LLP AS THE INDEPENDENT
PUBLIC ACCOUNTANTS OF THE
COMPANY.

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                              MARK HERE     [ ]
                              FOR ADDRESS
                              CHANGE AND
                              NOTE AT LEFT

PLEASE DATE AND SIGN exactly as your name(s) appears at left indicating where proper official position or representation capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such, when shares have been issued in the name of two or more persons, all should sign.


Signature ___________________________ Date_______________


Signature ___________________________ Date_______________